UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 8, 2020

J.JILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of principal executive offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2020, the Board of Directors (the “Board”) of J.Jill, Inc. (the “Company”) increased the number of directors comprising the Board from seven to eight members and appointed Shelley Milano to serve as an additional independent member of the Company’s Board, effective June 10, 2020. Ms. Milano will serve as a Class II director with a term expiring at the 2023 annual meeting and until her successor has been duly elected and qualified. There are no family relationships between Ms. Milano and any director, executive officer of the Company, and there are no arrangements or understandings between Ms. Milano and any other persons pursuant to which she was appointed as a director of the Company. Ms. Milano was appointed to the Compensation Committee and the Nominating, Governance and Corporate Responsibility Committee.
For her service as a non-employee director, Ms. Milano will receive an annual cash retainer of $150,000 and $5,000 for her service as a member of each Committee.
Ms. Milano is Executive Vice President, Chief Human Resources Officer for L Brands, owner of the Victoria’s Secret, PINK and Bath & Body Works brands. Before assuming this position, she served as the company’s Senior Vice President and General Counsel. Prior to joining L Brands in 2015, Ms. Milano served in executive leadership positions with Eddie Bauer, Inc., Starbucks Corporation and Honda of America Manufacturing, Inc.  Ms. Milano is a member of the Boards of Directors of Urban Hardwoods and Bartell Drugs. The Board believes that Ms. Milano’s expertise in the areas of Human Resources, her legal knowledge and her prior experience in the retail industry qualify her to serve as a director.
In connection with Ms. Milano’s election to the Board, the Company has entered into an indemnification agreement with Ms. Milano in substantially the same form as the indemnification agreement entered into with other directors of the Company that was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-215993). The indemnification agreement provides, in general, that the Company will indemnify Ms. Milano to the fullest extent permitted by law in connection with his service to the Company or on the Company’s behalf.
Item 8.01	Other Events.
On June 10, 2020, the Company issued a press release announcing the appointment of Ms. Milano to the Board, effective immediately, a copy of which is furnished herewith as Exhibit 99.1. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01	Financial Statements and Exhibits.
(d)           Exhibits
Exhibit No.	Description
99.1	Press Release, dated June 10, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 10, 2020
J.JILL, INC.

By:	/s/ Mark Webb
Name:	Mark Webb
Title:	Executive Vice President and Chief Financial Officer